UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Supplement to Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12

Arcadia Biosciences, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined)
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 7, 2020, the following information was disclosed by Arcadia Biosciences, Inc. in a Current Report on Form 8-K filed with the Securities and Exchange Commission:

Arcadia Biosciences, Inc. (the “Company”) convened its 2021 annual meeting of stockholders (“Annual Meeting”) on June 2, 2021.  The Company adjourned the Annual Meeting to allow additional time for the Company to solicit additional votes to establish a quorum and additional time for stockholders to vote on the proposals described in the Company’s notice of meeting and definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 20, 2021 (“Proxy Statement”).

The adjourned Annual Meeting will reconvene on June 15, 2021 at 1:00 p.m., Pacific Time.  The adjourned Annual Meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2021.  To participate in the virtual meeting, stockholders will need the control number found on their proxy cards or in the instructions that accompanied their proxy materials.  Only stockholders of record on the record date of April 5, 2021, are entitled to vote.

Important Information

In connection with the solicitation of proxies for the Annual Meeting, the Company filed the Proxy Statement with the SEC.  The Company’s stockholders are strongly advised to read the definitive proxy materials, as supplemented, and any other relevant solicitation materials filed by the Company with the SEC before making any voting decision because these documents contain important information. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.